Exhibit 10.7

EIGHTH AMENDMENT TO REDEVELOPMENT AGREEMENT

THIS EIGHTH AMENDMENT TO THE REDEVELOPMENT AGREEMENT (“Eighth Amendment”) is made and entered into effective this 26th day of April, 2013, by and between LAND CLEARANCE FOR REDEVELOPMENT AUTHORITY OF THE CITY OF ST. LOUIS (“LCRA”), a public body corporate and politic established pursuant to the Land Clearance for Redevelopment Authority Law of the State of Missouri and PINNACLE ENTERTAINMENT, INC., a corporation duly organized and existing under the laws of the State of Delaware (“Redeveloper” or “Pinnacle”).

RECITALS

A. On April 22, 2004, LCRA and Redeveloper entered into that certain Redevelopment Agreement which governs among other things the development of certain real property described in the Redevelopment Agreement in the City of St. Louis, Missouri, which agreement has been amended seven (7) times (collectively, the “Redevelopment Agreement”).

B. Pursuant to the Redevelopment Agreement, one of the Redeveloper’s obligations was to make an annual payment of One Million Dollars ($1,000,000) to the City of St. Louis (the “City”) following the opening of the Redeveloper’s gaming project located in St. Louis County as described in the Redevelopment Agreement as the “City Services Fee” for services and capital improvements within the downtown area of the City.

C. LCRA and Redeveloper desire to provide for payment of the City Services Fee to LCRA rather than the City to be used to further the economic development activities within the City, including the downtown area and to amend the Redevelopment Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the LCRA and Redeveloper agree as follows:

1. The Redevelopment Agreement is amended as follows:

A. Subsection 2.2 (v) is hereby amended and restated as follows:

(v) in consideration of the City’s and LCRA’s cooperation regarding certain City and LCRA actions, including but not limited to, vacation of streets and rights-of-way, and to assure the continued delivery of quality City services related to the Project and economic development activities throughout the City, the Redeveloper shall make, by January 31st of each year commencing on the January 31st immediately following MGC licensure of Redeveloper for any gaming project operated by Redeveloper located in the County (the “County Project”) which County Project opens within seven (7) years of the initial Licensure of Redeveloper for the Project, and provided the County Project continues in operation thereafter, an annual payment to LCRA of One Million and No/100 Dollars ($1,000,000.00) (the “City Services Fee”). The LCRA shall use the City Services Fee proceeds for services and/or capital improvements within the City, including the downtown area of the City, on behalf of the City, such services and capital improvements to be designated by the LCRA in its sole discretion. This City Services Fee shall be in addition to all other payments by the Redeveloper to the City or LCRA pursuant to this Agreement and otherwise required by law.

2. Except as modified and amended by this Amendment, the Redevelopment Agreement shall remain in full force and effect in accordance with the respective terms thereof. Unless the context otherwise indicates, all other terms and conditions of the Redevelopment Agreement which are the same as or directly related to the revised terms and conditions set out in this Amendment are similarly modified to be consistent with this Amendment. The provisions of this Amendment shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Redevelopment Agreement.

3. This Eighth Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first written above.

LAND CLEARANCE FOR REDEVELOPMENT AUTHORITY

By:	/s/ Rodney Crim
Name:	Rodney Crim
Title:	Executive Director

PINNACLE ENTERTAINMENT, INC.

By:	/s/ John A. Godfrey
Name:	John A. Godfrey
Title:	Executive Vice President, Secretary and General Counsel

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